EXHIBIT 9


                                Arris Group, Inc.
                             11450 Technology Circle
                              Duluth, Georgia 30097


                                 March 11, 2003


Nortel Networks Inc.
221 Lakeside Boulevard
Richardson, Texas  75082-4399

Ladies and Gentlemen:

      This letter memorializes the agreements that we have reached with respect to the Option Agreement by and among Nortel Networks Inc. ("Nortel"), as the successor in interest to Nortel Networks LLC (which was merged with and into Nortel as of December 31, 2002), Arris Interactive L.L.C. ("Arris Interactive"), and Arris Group, Inc. (the "Company") dated as of June 7, 2002 (the "Option Agreement"), and the Second Amended and Restated Limited Liability Company Agreement of Arris Interactive L.L.C., dated and effective as of August 3, 2001 (the "Operating Agreement"). Except as modified hereby, the referenced agreements shall remain in full force and effect.

      Upon the terms and conditions set forth herein, Nortel hereby grants to the Company, for consideration of $1, an option to purchase in cash, from time-to-time (but in no event on more than four occasions and in each event for at least 1,000,000 shares of common stock of the Company), up to an aggregate of 16,000,000 shares of common stock of the Company owned by Nortel (the "Stock Option"). The per share exercise price for the Stock Option shall be 90% of either (A) in the event that the exercise occurs within seven calendar days of the closing of the convertible subordinated note offering currently being pursued by the Company (it being acknowledged and agreed by the parties to this letter that the proposed terms of the notes, the principal amount being offered, the initial purchaser and other terms and conditions of such offering may vary from the current proposal and that such offering must close by March 31, 2003) (the "Note Offering"), the closing price on the Nasdaq National Market System for the common stock of the Company on the day that the Note Offering is priced, and (B) otherwise, the five trading day weighted average price (which is determined (based on Bloomberg's volume weighted average price function) by dividing (x) the sum of the amounts derived by multiplying each sale price during the five trading days immediately preceding the date of exercise by the number of shares sold at such price by (y) the aggregate trading volume for such five trading days) of the common stock of the Company. Notwithstanding the foregoing, the exercise price shall not be less than $4.00 per share, except that with respect to up to 8,000,000 shares the exercise price may be less than $4.00 per share but not less than $3.50 per share, provided that to the extent that the exercise price for any shares is between $3.50 and $4.00 per share, there shall be a reduction in the forgiveness of the Class B Return described in the next paragraph equal to 50% of the amount by which the aggregate exercise price for all exercises is less than $4.00 per share. The Stock Option will terminate upon the earliest of (i) March 31, 2003, in the event the Note Offering does not close by such date, (ii) June 30, 2003, and (iii) at Nortel's election on the occurrence of a "Change in Control" (as that term is defined in the Company's current convertible note indenture), a material change in the Company's business, or the commencement


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of a third-party tender offer for the common stock of the Company. The Stock
Option may be exercised only if (w) the Note Offering has closed, (x) the "Option" (as that term is defined in the Option Agreement) has been exercised in full, (y) Arris Interactive is not in breach of the Settlement and Release Agreement between Nortel and Arris Interactive dated the date hereof and (z) the Company has obtained all necessary consents under its credit agreement.

      Notwithstanding the terms of the Option Agreement, the parties hereto agree that the Option may be exercised by Arris Interactive, Arris International, Inc. or the Company. In the event the Note Offering closes, the Company agrees to exercise in full the Option and pay the exercise price for such Option, or cause Arris Interactive or Arris International, Inc. to exercise in full the Option and pay the exercise price for such Option, so that Nortel receives the funds for such Option exercise as soon as practicable but in no event later than the close of the business day following the date of the Company's receipt of funds in connection with the closing of the Note Offering. In the event the Note Offering has closed and the Option is exercised in full in accordance with the provisions of the preceding sentence, Nortel agrees to forgive a portion of the "Class B Return" (as that term is defined in the Operating Agreement) equal to (i) $7,500,000 (i.e., the net amount of this forgiveness after the 21% discount provided for in the Option Agreement would be $5,925,000) minus (ii) the reduction referenced in the preceding paragraph, if any.

      In order to exercise the Stock Option, the Company must deliver written notice to Nortel (the "Exercise Notice"), which Exercise Notice shall specify the number of shares of common stock of the Company being purchased thereunder. Each closing of the transactions contemplated by the Exercise Notice (a "Closing") shall take place at 10:00 a.m., Boston time, on the third business day after the date of Nortel's receipt of such Exercise Notice. At each Closing, the Company shall deliver to Nortel, by wire transfer of immediately available U.S. funds to a bank account designated by Nortel by written notice to the Company prior to the Closing, the amount of the aggregate exercise price. At each Closing, Nortel shall deliver a stock power or other appropriate document to effect the transfer of the shares of common stock of the Company being purchased at such Closing.

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ARRIS INTERACTIVE. Each of the Company and Arris Interactive represents and warrants to Nortel, jointly and severally, as of the date hereof and as of the date of each Closing that:

(a) ORGANIZATION AND STANDING. The Company is a corporation and Arris Interactive is a limited liability company, in each case duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    AUTHORITY.

       (i) The execution and delivery of this letter, the exercise of the Stock Option and the Option (collectively, the "Options") and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company (as applicable) action of the Company and Arris Interactive prior to the date hereof (which action has not been rescinded or modified in any way).


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       (ii)  This letter is a legal, valid and binding agreement of the Company and Arris Interactive, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

(c) NONCONTRAVENTION. Except for a consent that may be necessary under the Company's credit agreement with respect to the exercise of the Stock Option, the execution, delivery and performance of this letter, the exercise of the Options and the consummation of the transactions contemplated hereby by the Company and Arris Interactive do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or Arris Interactive or to which the Company or Arris Interactive or any of their respective properties or assets are subject or bound, (ii) constitute a breach, violation or default under, the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of Arris Interactive, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a material adverse effect on the Company and would not prevent or impair the Company's or Arris Interactive's ability to consummate the transactions contemplated hereby.

(d) REGULATORY APPROVALS. No consents or approvals of, or filings or registrations with, any governmental authority are necessary for the Company or Arris Interactive to exercise the Options or for the Company or Arris Interactive to consummate the transactions contemplated hereby.

(e) SOLVENCY. Immediately after giving effect to the transactions contemplated hereby and the closing of the Note Offering, the Company, Arris Interactive and each of their relevant affiliates shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated hereby and the closing of the Note Offering, the Company, Arris Interactive and each of their relevant affiliates shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby and the closing of the Note Offering with the intent to hinder, delay or defraud either present or future creditors of the Company, Arris Interactive or any of their affiliates.

      REPRESENTATIONS AND WARRANTIES OF NORTEL. Nortel represents and warrants to the Company and Arris Interactive as of the date hereof and as of the date of each Closing that:

(a) ORGANIZATION AND STANDING. Nortel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    AUTHORITY.


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       (i)   The execution and delivery of this letter and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Nortel prior to the date hereof (which action has not been rescinded or modified in any way).

       (ii) This letter is a legal, valid and binding agreement of Nortel, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

(c) NONCONTRAVENTION. The execution, delivery and performance of this letter and the consummation of the transactions contemplated hereby by Nortel do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Nortel or to which Nortel or any of its respective properties or assets are subject or bound, (ii) constitute a breach, violation or default under, the certificate of incorporation or by-laws of Nortel, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a material adverse effect on Nortel and would not prevent or impair Nortel's ability to consummate the transactions contemplated hereby.

(d) REGULATORY APPROVALS. No consents or approvals of, or filings or registration with, any governmental authority are necessary for Nortel to consummate the transactions contemplated hereby.

(e) TITLE TO SHARES OF COMMON STOCK. Nortel has good and valid title to the 16,000,000 shares of common stock of the Company issuable upon exercise of the Stock Option, free and clear of all liens or encumbrances (other than liens or encumbrances, if any, imposed by the securities laws).

      To the extent the matters set forth in this letter are inconsistent with, or otherwise conflict with the provisions of, the Second Amended and Restated Investor Rights Agreement by and among Nortel, Nortel Networks LLC and the Company, dated as of June 7, 2002 (the "Investor Rights Agreement"), each of Nortel and the Company hereby waives any such inconsistencies or conflicts. In all other respects, the provisions of the Investor Rights Agreement shall continue in full force and effect.

      The parties hereto acknowledge and agree that none of the shares of common stock of the Company subject to the Stock Option are registered for resale on the Company's Registration Statement on Form S-3 (File No. 333-88498) or deemed to be "Registered Shares" (as such term is defined in the Lock-Up Agreement between Nortel Networks LLC and Liberty ANTC, Inc., dated as of June 7, 2002).


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      Nortel agrees to execute and deliver to CIBC World Markets a lock-up agreement substantially in the form attached hereto as Annex A (with such changes as CIBC may reasonably request) at the closing of the Note Offering.


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      If the foregoing accurately reflects our agreements, please sign where indicated below.

                                    Sincerely yours,

                                    Arris Group, Inc.


                                    By: /s/ Lawrence Margolis
                                        ---------------------------------
                                        Lawrence Margolis
                                        Executive Vice President


                                    Arris Interactive L.L.C.

                                    By:  Arris Group, Inc.


                                    By: /s/ Lawrence Margolis
                                        ---------------------------------
                                        Lawrence Margolis
                                        Executive Vice President

Agreed to:

Nortel Networks Inc.

By:  /s/ Khush Dadyburjor
     ---------------------------------

Its: Attorney-In-Fact
     --------------------------------